                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Infonautics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             Inconautics, Inc.
--------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ / Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11. and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             INFONAUTICS, INC.
                      900 West Valley Road, Suite 1000
                              Wayne, PA 19087

                      --------------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 29, 1997

                      --------------------------------

TO THE SHAREHOLDERS OF
INFONAUTICS, INC.:

    Notice is hereby given that the 1997 annual meeting of shareholders (the "Annual Meeting") of Infonautics, Inc. (the "Company") will be held at the Valley Forge Marriott Suites, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on May 29, 1997, at 10:00 a.m., local time, for the following purposes:

        1. To elect seven directors, each for a one-year term and until the election and qualification of his successor;

        2. To adopt and approve the Company's Amended and Restated 1996 Equity Compensation Plan; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record as of the close of business on April 14, 1997 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 14, 1997 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 900 West Valley Road, Suite 1000, Wayne, PA 19087.


                                   By order of the board of directors,


                                   Joshua M. Kopelman
                                   Secretary

Wayne, Pennsylvania
April 29, 1997

    EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                             INFONAUTICS, INC.
                      900 West Valley Road, Suite 1000
                              Wayne, PA 19087

                      --------------------------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 29, 1997

                      --------------------------------


    This proxy statement and the accompanying form of proxy are being mailed on or about April 29, 1997 to the shareholders of Infonautics, Inc. (the "Company"). These materials are being furnished in connection with the solicitation by the board of directors of the Company of proxies to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Valley Forge Marriott Suites, 888 Chesterbrook Boulevard, Wayne, Pennsylvania on May 29, 1997, at 10:00 a.m., local time, and at any adjournments thereof.

    At the Annual Meeting, shareholders of the Company will be asked to vote upon (i) the election of seven directors, each for a one-year term and until the election and qualification of his successor and (ii) the approval and adoption of the Company's Amended and Restated 1996 Equity Compensation Plan (the "Plan").

    The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

    The Company's annual report to shareholders for the year ended December 31, 1996, including financial statements, is being mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement.

                             VOTING AT THE MEETING

    Holders of record of shares of Class A Common Stock, no par value ("Class A Common Stock"), and Class B Common Stock, no par value ("Class B Common Stock"), at the close of business on April 14, 1997 are entitled to vote at the Annual Meeting. As of that date, there were 9,391,627 shares of Class A Common Stock and 100,000 shares of Class B Common Stock outstanding. Each holder of Class A Common Stock entitled to vote shall have the right to one vote for each share of Class A Common Stock in such shareholder's name, and each holder of Class B Common Stock entitled to vote shall have the right to fifty votes for each share of Class B Common Stock in such shareholder's name.

    The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

    Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting.

    Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum. The approval and adoption of the Plan requires the affirmative vote of a majority of the votes cast by all the holders of the Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on whether this proposal is approved by the shareholders. The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder's directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted as recommended by the board of directors. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

    Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

    Brokers who hold shares in street name for customers have the authority under the rules of various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers who do not receive instructions are entitled to vote those shares with respect to the election of directors, but are not entitled to vote on the proposal to approve and adopt the Plan. A failure by brokers to vote those shares will have no effect in the outcome of the election of directors or on the proposal to approve and adopt the Plan, as broker non-votes will not be treated as votes cast.

    YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM YOUR BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES OF CLASS A COMMON STOCK.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of April 1, 1997 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table and (iv) by all current executive officers and directors of the Company as a group.

                                                           PERCENTAGE
   NAME AND ADDRESS                  NUMBER OF                  OF
   -----------------------      SHARES BENEFICIALLY        OUTSTANDING
5% SHAREHOLDERS                      OWNED (1)              SHARES(2)
---------------                 -------------------        -----------
21st Century Communications
Partners, L.P.(3)
767 Fifth Avenue
New York, NY  10153..........         844,444                  9.0%

Officers and Directors
----------------------

Marvin I. Weinberger(4)
900 West Valley Road
Wayne, PA 19087...............      1,815,222                  19.3

Barry Rubenstein(3)(5)........        854,444                   9.1
Lloyd N. Morrisett(6).........        368,250                   3.9
Joshua M. Kopelman(7).........        219,504                   2.3
Howard L. Morgan(8)...........        148,250                   1.6
Van Morris(9).................         98,300                   1.0
Israel J. Melman(10)..........         62,252                    *
Ronald A. Berg(11)............         52,625                    *
James T. Beattie(12)..........         39,000                    *
Lester D. Wunderman(13).......         10,000                    *
Michael Zisman(14)............         10,000                    *
All current executive officers
 and directors as a group
 (13 persons)(15).............      3,680,347                  37.8%

------------------------

*   Less than one percent.

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within sixty days of April 1, 1997.

(2) The percentage for each individual or group is based on the aggregate of the shares outstanding as of April 1, 1997 (9,391,627 shares) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within sixty days of April 1, 1997.

(3) Includes 572,600 shares of Class A Common Stock held by 21st Century Communications Partners, L.P., 194,880 shares of Class A Common Stock held by 21st Century Communications T-E Partners, L.P. and 76,964 shares of Class A Common Stock held by 21st Century Communications Foreign Partners, L.P. One of the general partners of the 21st Century funds is InfoMedia Associates, Ltd., a New York corporation, of which Mr. Rubenstein is an officer. Mr. Rubenstein shares voting and investment power with the other officers of InfoMedia Associates, Ltd. and with the other general partner of the 21st Century funds and disclaims beneficial ownership of shares in which he has no pecuniary interest.

(4) Represents 1,116,150 shares of Class A Common Stock, 100,000 shares of Class B Common Stock and exercisable options to purchase 37,500 shares of Class A Common Stock held by Mr. Weinberger; 160,000 shares of Class A Common Stock held by Fran Solow Weinberger (Mr. Weinberger's wife) and Howard L. Morgan, Trustees under The Marvin Weinberger 1996 Trust Agreement dated January 31, 1996 (the "1996 Trust"); 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under The Marvin Weinberger GST Trust dated January 31, 1996 (the "GST Trust"); 114,172 shares of Class A Common Stock held by The Danna Company, an Ohio corporation ("Danna"), of which Mr. Weinberger is the president and a director; and 270,000 shares of Class A Common Stock held by Lawrence Husick. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust. Mr. Weinberger disclaims beneficial ownership with respect to such shares. Mr. Weinberger has shared voting and investment power with respect to the shares held by Danna and disclaims beneficial ownership with respect to such shares. Mr. Weinberger has voting power with respect to Mr. Husick's shares in certain limited circumstances and disclaims beneficial ownership with respect to such shares.

(5) Includes exercisable options to purchase 10,000 shares of Class A Common Stock.

(6) Represents 2,000 shares of Class A Common Stock held jointly by Dr. Morrisett and his wife, exercisable options to purchase 10,000 shares of Class A Common Stock owned by Dr. Morrisett and 356,250 shares of Class A Common Stock owned by The Markle Foundation. Dr. Morrisett is the President of The Markle Foundation and has shared voting and investment power with respect to the shares held by the Markle Foundation. Dr. Morrisett disclaims beneficial ownership with respect to such shares.

(7) Represents 162,004 shares of Class A Common Stock and exercisable options to purchase 57,500 shares of Class A Common Stock.

(8) Represents 100,000 shares of Class A Common Stock, exercisable options to purchase 42,250 shares of Class A Common Stock, 2,000 shares of Class A Common Stock held by Eleanor Morgan (Dr. Morgan's wife) and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Kimberly
     D. Morgan, 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Elizabeth S. Morgan, and 2,000 shares of Class A Common Stock held by Eleanor Morgan and Beverly Budin, Trustees under the Howard L. Morgan 1989 Indenture of Trust F/B/O Danielle A. Morgan (such trusts being collectively referred to as the "Howard L. Morgan Trusts"). Mrs. Morgan and Beverly Budin have shared voting and investment power with respect to the shares held by the Howard L. Morgan Trusts. Dr. Morgan disclaims beneficial ownership with respect to such shares. Excludes 160,000 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the 1996 Trust, and 17,400 shares of Class A Common Stock held by Fran Solow Weinberger and Howard L. Morgan, Trustees under the GST Trust. Mrs. Weinberger and Dr. Morgan have shared voting and investment power with respect to the shares held by the 1996 Trust and the GST Trust.
     Dr. Morgan disclaims beneficial ownership with respect to such shares.

(9) Represents 32,500 shares of Class A Common Stock and exercisable options to purchase 65,800 shares of Class A Common Stock.

(10) Includes 45,000 shares of Class A Common Stock and exercisable options to purchase 10,000 shares of Class A Common Stock held by Mr. Melman. Also includes 7,252 shares of Class A Common Stock held by the Melman Trust, with respect to which Mr. Melman has shared voting and investment power.
















(11) Represents 9,500 shares of Class A Common Stock and exercisable options to purchase 43,125 shares of Class A Common Stock.

(12) Represents 2,000 shares of Class A Common Stock and exercisable options to purchase 37,000 shares of Class A Common Stock.

(13) Includes exercisable options to purchase 10,000 shares of Class A Common Stock.

(14) Includes exercisable options to purchase 10,000 shares of Class A Common Stock.

(15) Includes exercisable options to purchase 335,675 shares of Class A Common Stock.

                             ELECTION OF DIRECTORS

    The board of directors of the Company currently consists of seven directors. At the Annual Meeting, seven directors are to be elected. The term of office for each director will expire at the 1998 annual meeting of shareholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

    The board of directors, upon the recommendation of the nominating committee, has nominated for election as directors of the Company Messrs. Weinberger, Melman, Rubenstein, Wunderman and Zisman and Drs. Morgan and Morrisett. All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

    All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The board of directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the board of directors or the board may decide to reduce the number of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                      --------------------------------
                           NOMINEES FOR ELECTION
                      --------------------------------

                                              YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
                                                                   DURING
NAME OF DIRECTOR                   AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
-----------------------------      ---      -----------------------------------------------------
Marvin I. Weinberger                42      Mr. Weinberger, a co-founder of the Company, has
                                            served as the Company's Chief Executive Officer and
                                            Chairman of the board of directors since the
                                            Company's inception in November 1992. From 1985 until
                                            he co-founded the Company in 1992, he was Executive
                                            Vice President and co-founder of Telebase Systems,
                                            Inc. ("Telebase"), a developer of customized
                                            information and entertainment services that is now
                                            part of N2K Inc., where his duties included marketing
                                            and sales functions. Mr. Weinberger was Project
                                            Leader for Homework Helper, now one of the Company's
                                            services, while at Telebase.

Israel J. Melman                    77      Mr. Melman, a co-founder of the Company, has served
                                            as a director of the Company since April 1993. He is
                                            presently and for the last 26 years has been the
                                            president of Lexan Associates, a management
                                            consulting firm working with companies in the areas
                                            of video graphics, microelectronics, communication
                                            optics and robotics. From 1985 through 1993, Mr.
                                            Melman was Chairman of Telebase.

Howard L. Morgan                    51      Dr. Morgan has served as a director of the Company
                                            since March 1993. Since 1989, he has been the sole
                                            shareholder and President of the Arca Group, Inc., a
                                            consulting and investment management firm
                                            specializing in the areas of computer and
                                            communications technologies. Dr. Morgan was Professor
                                            of Decision Sciences at the Wharton School of the
                                            University of Pennsylvania from 1972 through 1986.
                                            Dr. Morgan serves as director for a number of
                                            technology companies, including Cylink Corporation,
                                            Franklin Electronic Publishers, Inc., HDS Network
                                            Systems, Inc., Kentek Information Systems, Inc.,
                                            MetaTools, Inc., Quarterdeck Corporation, Segue
                                            Software, Inc. and Unitronix Corporation.

                                              YEAR FIRST BECAME DIRECTOR, PRINCIPAL OCCUPATIONS
                                                                   DURING
NAME OF DIRECTOR                   AGE            PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
-----------------------------      ---      -----------------------------------------------------
Lloyd N. Morrisett                  67      Dr. Morrisett has served as a director of the Company
                                            since February 1994. He is the co-founder of the
                                            Children's Television Workshop and has served since
                                            1969 as President of The John & Mary R. Markle
                                            Foundation ("The Markle Foundation"), a charitable
                                            organization which is a shareholder of the Company.
                                            Dr. Morrisett is a director of WEBS Index Fund
                                            Inc.

Barry Rubenstein                       53   Mr. Rubenstein has served as a director of the
                                            Company since September 1994. Since February 1995,
                                            Mr. Rubenstein has served as an officer of InfoMedia
                                            Associates, Ltd., a New York corporation which is a
                                            general partner of 21st Century Communications
                                            Partners, L.P., 21st Century Communications T-E
                                            Partners, L.P. and 21st Century Communications
                                            Foreign Partners, L.P. In addition, since June 1992,
                                            1985, 1976 and 1975, respectively, Mr. Rubenstein has
                                            served as a general partner of Applewood Associates,
                                            L.P., Woodland Partners, Seneca Ventures and Woodland
                                            Venture Fund, respectively, all of which are
                                            investment partnerships. Mr. Rubenstein is a director
                                            of The Millbrook Press, Inc.

Lester D. Wunderman                    76   Mr. Wunderman has served as a director of the Company
                                            since December 1996. He is Chairman of Wunderman Cato
                                            Johnson, a world-wide direct marketing agency, which
                                            he founded in 1958. Mr. Wunderman is also Adjunct
                                            Professor of Marketing at the School for Continuing
                                            Education at New York University ("NYU"), Chairman of
                                            the Executive Committee of the Center for Direct
                                            Marketing at NYU and a Trustee of the Children's
                                            Television Workshop.

Michael Zisman                         48   Mr. Zisman has served as a director of the Company
                                            since November 1996. Mr. Zisman has served as
                                            executive vice president for strategy at Lotus
                                            Development Corporation ("Lotus"), a subsidiary of
                                            IBM, since October 1996. He served Lotus as Chief
                                            Executive Officer from October 1995 to October 1996
                                            and was V.P.--Communications Products from July 1994
                                            to October 1995. Prior to July 1994, he was Chief
                                            Executive Officer of Soft-Switch, Inc., which he
                                            founded in 1979. Mr. Zisman has also served as a
                                            professor of the Sloan School for Management at the
                                            Massachusetts Institute of Technology.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    Mr. Rubenstein was originally elected to the board of directors pursuant to a voting agreement between 21st Century Investments and Mr. Weinberger. This agreement terminated upon the closing of the Company's initial public offering in May 1996.

    The board of directors of the Company met on six occasions during 1996 (including once by telephone conference call). The Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), provides that the board of directors, by resolution, may designate one or more committees, each of which shall consist of one or more directors. The board of directors annually elects from its members an Audit Committee and a Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the board of directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

    AUDIT COMMITTEE. The Audit Committee reviews the scope of the Company's audit, the engagement of its independent auditors and their audit reports. The Audit Committee meets with the financial staff to review accounting procedures and reports. The Audit Committee met once during 1996. The Audit Committee is currently composed of three directors, Drs. Morgan and Morrisett and Mr. Zisman.

    COMPENSATION COMMITTEE. The Compensation Committee evaluates the Company's compensation policies and administers the Company's stock option and equity compensation plans. The current members of the Compensation Committee are Messrs. Melman and Rubenstein and Dr. Morrisett. The Compensation Committee met five times during 1996.

COMPENSATION OF DIRECTORS

    The non-employee directors of the Company each receive $5,000 per year for their service on the board of directors and are reimbursed for their out-of-pocket expenses. Other directors do not receive compensation for their service on the board of directors or any committee thereof, although they are reimbursed for their out-of-pocket expenses for serving on the board of directors. Under the Plan, each non-employee director who was a member of the board of directors as of the effective date of the Plan received a formula grant of a non-qualified stock option ("NQSO"), to purchase 10,000 shares of Class A Common Stock at a price equal to the initial public offering price in the Company's initial public offering. Dr. Morgan waived his rights to the initial grant of options to purchase 10,000 shares of Class A Common Stock. In addition, each non-employee director who became or becomes a member of the board of directors after the effective date of the Plan received or will receive a formula grant of an NQSO to purchase 10,000 shares of Class A Common Stock on the date he became or becomes a member of the board of directors, at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. On each date on which the Company holds its annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 shares of Class A Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. The term of each such option is or will be five years, and each such option is or will be fully and immediately exercisable on the date of grant.

    Each of the directors is a party to an indemnification agreement with the Company. Pursuant to these agreements, the directors are indemnified against liabilities and expenses incurred as a result of litigation which may be brought alleging that they violated their fiduciary duties to the Company, if they have not met the applicable standard of care. Such agreements generally parallel the indemnification provisions permitted under the PBCL and set forth in the Company's Bylaws.

    Dr. Morgan is a party to a consulting agreement with the Company pursuant to which Dr. Morgan provides consulting services to the Company for up to three days per month for a monthly consulting fee of $3,000. The agreement lasts until terminated with 10 days' notice by either Dr. Morgan or the Company. In general, Dr.

Morgan's services to date have focused on technical assessment and planning for the Company's services and products.

    The Company also has a consulting agreement with Mr. Melman for consulting services. The monthly consulting fee is $3,000, and the agreement expires in July 1998. Mr. Melman is required to provide at least two days per month of consulting services, and in general his services to date have focused on advising the Company as to organizational management matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Melman, a member of the Compensation Committee, is a party to a consulting agreement with the Company. See "--Compensation of Directors" and "Certain Relationships and Related Transactions."

                                  APPROVAL OF
                              AMENDED AND RESTATED
                         1996 EQUITY COMPENSATION PLAN

PROPOSAL

    At the Annual Meeting, there will be presented to shareholders a proposal to approve and adopt the Plan. At its April 1, 1997 meeting, the board of directors unanimously voted to amend the existing 1996 Equity Compensation Plan to: (i) subject to stockholder approval, increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 500,000 to 1,000,000; (ii) reflect recent changes to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (iii) clarify certain other provisions of the Plan. The Plan is also being submitted to the shareholders for approval to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, a amended (the "Code"). See "Description of the Amended and Restated 1996 Equity Compensation Plan--Section 162(m)."

    The board of directors believes that the amendment to increase the number of shares reserved for issuance under the Plan is in the best interest of the Company. The board of directors believes the Plan helps the Company to attract, retain and motivate participants and to encourage participants to devote their best efforts to the business and financial success of the Company. The board believes that by providing key employees, non-employee directors and consultants with the opportunity to acquire an equity interest in the Company over time, stock options serve to align their interests closely with other stockholders. The Plan, which became effective upon the consummation of the Company's initial public offering in May 1996, initially authorized the issuance of up to 500,000 shares of Class A Common Stock. As of April 1, 1997, the Company had granted 297,580 shares to directors, officers and employees under the Plan. The board of directors believes it is in the best interest of the Company to increase the number of shares authorized for issuance under the Plan because the increase will allow the board to continue to grant stock-based compensation at levels it deems appropriate.

    The principal terms of the Plan are discussed below.

VOTE REQUIRED FOR APPROVAL

    Approval of the proposal to approve and adopt the Plan requires the affirmative vote of the holders of a majority of the votes cast by all the holders of Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on whether this proposal is approved by the shareholders.

    THE PLAN IS SET FORTH IN EXHIBIT A TO THIS PROXY STATEMENT. THE DESCRIPTION OF THE PLAN CONTAINED HEREIN DESCRIBES THE PLAN INCLUDING THE AMENDMENTS APPROVED BY THE BOARD OF DIRECTORS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT A.

DESCRIPTION OF THE AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN

    The Plan was originally adopted by the board of directors on February 29, 1996, to be effective upon consummation of the Company's initial public offering. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services to the Company or its subsidiaries. Non-employee directors of the Company are entitled to receive formula stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock, stock appreciation rights ("SARs") and performance units (herein, together with grants of stock options, collectively, "Grants") to participants other than non-employee directors of the Company.

    The original 500,000 shares of Class A Common Stock issued or to be issued under the Plan are covered by a registration statement on Form S-8, which was filed with the SEC on September 18, 1996. The Company intends to file an additional registration statement on Form S-8 to register the additional 500,000 shares of Class A Common Stock if the Plan is approved by the shareholders.

    GENERAL. Subject to adjustment in certain circumstances as discussed below and to shareholder approval of the Plan, the Plan authorizes up to 1,000,000 shares of Class A Common Stock for issuance pursuant to the terms of the Plan. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Class A Common Stock subject to such Grant again will be available for grant under the Plan.

    ADMINISTRATION OF THE PLAN. The Plan is administered and interpreted by a committee (the "Committee") of the board of directors consisting of not less than two persons appointed by the board of directors from among its members, each of whom must be a "non-employee" director as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined by Section 162(m) of the Code. The Committee has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The members of the Compensation Committee currently serve as this Committee. See "Election of Directors--General Information Concerning the Board of Directors and its Committees."

    GRANTS. Grants under the Plan may consist of (i) options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code or (ii) so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs"). In addition, Grants under the Plan may also consist of grants of (i) restricted stock, (ii) SARs or (iii) performance units.

    ELIGIBILITY FOR PARTICIPATION. Grants may be made to any employees (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Non-employee directors of the Company are entitled only to formula grants of NQSOs. As of April 1, 1997, 134 employees and 7 directors (including 6 non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participant may receive Grants under the Plan for more than 250,000 shares of Class A Common Stock. As of April 1, 1997, 277,730 options were outstanding and held by all participants as a group under the Plan, at an average exercise price of $5.87 per share. The last reported sales price of the Company's Class A Common Stock as reported on the Nasdaq National Market on that date was $1.75.

    OPTIONS. The exercise price of any ISO granted under the Plans will not be less than the fair market value of the underlying shares of Class A Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Class A Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Class A Common Stock on the date of grant. The Committee will determine the term of each Option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Class A Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Class A Common Stock due upon the exercise to a designated broker instead of to the participant.

    FORMULA OPTION GRANTS TO NON-EMPLOYEE DIRECTORS. Non-employee directors are entitled to receive NQSOs pursuant to the formula grants under the Plan. According to the formula grants, each non-employee director who was a member of the board of directors as of the effective date of the Plan received a grant of an NQSO to purchase 10,000 shares of Class A Common Stock at an exercise price equal to the initial public offering price in the Company's initial public offering. In addition, each non-employee director who first became or becomes a member of the board of directors after the effective date of the Plan received or will receive a grant of an NQSO to purchase 10,000 shares of Class A Common Stock on the date he or she became or becomes a member of the board of directors, at an exercise price equal to the closing price on The Nasdaq National Market on the date of grant. On each date on which the Company holds its annual meeting of shareholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 shares of Class A Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of the grant. The term of each such option shall be five years and each such option shall be fully and immediately exercisable upon the date of grant.

    RESTRICTED STOCK. The Committee may issue shares of Class A Common Stock to participants pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Class A Common Stock granted to each participant shall be determined by the Committee, subject to the maximum limit described above. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion.

    STOCK APPRECIATION RIGHTS. The Committee may grant SARs alone or in tandem with any stock option pursuant to the Plan. The base price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Class A Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Class A Common Stock on the date of exercise exceeds the base price of the SAR. The participant may elect to have such appreciation paid in cash or in shares of Class A Common Stock, subject to Committee approval. To the extent a participant exercises a tandem SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

    PERFORMANCE UNITS. The Committee may grant performance unit awards payable in cash or shares of Class A Common Stock at the end of a specified performance period pursuant to the Plan. Payment will be contingent upon achieving performance goals by the end of the performance period. The measure of a performance unit may, in the Committee's discretion, be equal to the fair market value of a share of Class A Common Stock. The performance goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate, such as earnings per share, balance sheet measurements, cash return on assets, shareholder return, or return on capital. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

    AMENDMENT AND TERMINATION OF THE PLAN. The board of directors may amend or terminate the Plan at any time; provided, however, that the board of directors may not amend the Plan, without shareholder approval, to (i) increase (except for increases due to the adjustments discussed below) the aggregate number (or individual limit for any individual) of shares of Class A Common Stock for which Grants may be made thereunder, (ii) modify the requirements for eligibility for participation in the Plan or (iii) make any amendment that requires shareholder approval pursuant to Section 162(m) of the Code. The Plan will terminate on the date immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the board of directors or extended by the board of directors with approval of the shareholders.

    ADJUSTMENT PROVISIONS. Subject to the change of control provisions below, in the event of certain transactions identified in the Plan, the board of directors may appropriately adjust: (i) the number of shares of Class A Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Class A Common Stock to be acquired pursuant to a Grant which has not vested and (iii) the number of shares of Class A Common Stock for which Grants may be made under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan.

    CHANGE OF CONTROL OF THE COMPANY. In the event of a change of control, all options, restricted stock and SARs will become fully vested. Each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within 90 days after such notice, to exercise the options and SARs in full. Any options or SARs not timely exercised will terminate unless exchanged or substituted with options or SARs of the successor corporation. In addition, if a participant terminates employment with the Company (or its successor) within 12 months following a change of control, a percentage of the performance unit payments, if any, for the full performance period in which the participant so terminates equal to the percentage of the performance period during which the participant was in the employ or service of the Company (or its successor) and all amounts for the prior performance period if not then distributed will be distributed to such participant in a lump sum.

    A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than the Company, any subsidiary, any employee benefit plan or trust of the Company or any subsidiary, or Marvin I. Weinberger, any affiliate of Marvin I. Weinberger or any holders of the Class B Common Stock) becomes the owner of more than 40% of the common stock or the combined voting power of the Company's then outstanding securities, (ii) a liquidation or a sale of substantially all the Company's assets, (iii) the individuals constituting the board of directors or individuals nominated or elected by them cease to constitute a majority of the board of directors, or (iv) the Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

    SECTION 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of stock options granted under the Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options pursuant to a plan approved by shareholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of "performance-based compensation." Grants of restricted stock and performance units generally will not qualify as "performance-based compensation."

    Option grants to purchase the following number of shares of Class A Common Stock have been made under the Plan from inception of the Plan through April 1, 1997: all executive officers named in the Summary Compensation Table, none; current executive officers as a group, 35,000 shares; non-employee directors as a group, 50,000 shares; and all other employees as a group, 201,780 shares. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan is not determinable, except as to those future grants to be awarded to non-employee directors.

    FEDERAL INCOME TAX CONSEQUENCES: The current federal income tax treatment of Grants under the Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

    There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

    A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income in the year of exercise. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition.























    A participant normally will not recognize taxable income upon receiving a restricted stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

    There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

    There are no federal income tax consequences to a participant or to the Company upon the grant of performance units under the Plan. If the participant receives payment of the performance units in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives payment of the performance units in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment of the performance units. Upon the sale of any shares acquired upon payment of the performance units, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of the payment of the performance units).

    TAX WITHHOLDING. The Company has the right to deduct from all Grants paid in cash or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to Grants, and the participant or other person receiving shares under the Plan will be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such shares. A participant may elect to satisfy the Company's income tax withholding obligation by withholding shares received from the exercise of a stock option or a restricted stock Grant. The shares withheld may not exceed the participant's maximum marginal tax rate for federal, state and local tax liabilities.

    NEW PLAN BENEFITS.

    Because grants are made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable, except as to those future formula grants to be awarded to non-employee directors. See "--Formula Option Grants to Non-Employee Directors."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Compensation of Executive Officers--Employment Agreements" for description of employment agreements with Messrs. Weinberger, Morris, Kopelman, Beattie and Berg and "Election of Directors--Compensation of Directors" for description of consulting arrangements with Dr. Morgan and Mr. Melman.

CERTAIN TRANSACTIONS WITH FOUNDERS

    On October 13, 1995, The Danna Company, of which Mr. Weinberger is President, purchased 66,666 shares of Class A Common Stock at $3.75 per share. Upon the closing of the purchase, the Company received a note for $250,000 from The Danna Company, due in February 1996, with interest at 6% per annum. This note has been paid in full.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth for the years ended December 31, 1996 and 1995 certain compensation paid by the Company to its Chief Executive Officer and the three other most highly paid executive officers of the Company whose cash compensation exceeded $100,000 for the year ended December 31, 1996 (the "Named Executive Officers").

                        SUMMARY COMPENSATION TABLE

                                                                                                         LONG TERM
                                                                                ANNUAL                 COMPENSATION
                                                                             COMPENSATION             --------------
                                                      -----------------------------------------------   SECURITIES
                                                                                        OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR       SALARY      BONUS    COMPENSATION      OPTIONS
----------------------------------------------------  ---------  ----------  ---------  -------------  -------------
Marvin I. Weinberger.....................               1996     $132,900        --       $15,260(2)      150,000
  Chairman of the Board and                             1995     $133,750(1)     --       $ 4,000(3)         --
  Chief Executive Officer

Van Morris...............................               1996     $138,750        --       $65,000(5)      111,200
  President and Chief Operating Officer                 1995     $ 39,375(4)     --          --           152,000

James T. Beattie.........................               1996     $126,667     $10,000        --            50,000
  Vice President and General                            1995     $111,667     $15,000        --            22,000
  Manager--New Media Services

Ronald A. Berg...........................               1996     $ 94,166     $16,255        --            50,000
  Vice President--Finance and
  Administration and Chief
  Financial Officer

------------------------

(1) Includes $7,500 which Mr. Weinberger was paid in shares of Class A Common Stock valued at $3.75 per share.

(2) Represents $4,800 in automobile allowance and $10,460 paid by the Company to a financial advisor for Mr. Weinberger's estate planning.

(3) Represents automobile allowance.

(4) Mr. Morris joined the Company as President and Chief Operating Officer in September 1995, with an annual salary of $135,000. However, pursuant to the terms of Mr. Morris' employment agreement with the Company, Mr. Morris was paid his salary from commencement of employment through December 31, 1995 in shares of Class A Common Stock, valued at $3.75 per share, the fair market value on the date of his employment agreement.

(5) These amounts represent payments relating to relocation expenses.

    The following table summarizes stock options granted during 1996 to the Named Executive Officers.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   INDIVIDUAL GRANTS (1)
                                                             --------------------------------------------------------------
                                                              NUMBER OF         PERCENT OF
                                                             SECURITIES        TOTAL OPTIONS
                                                             UNDERLYING         GRANTED TO
                                                               OPTIONS         EMPLOYEES IN         EXERCISE    EXPIRATION
NAME                                                           GRANTED             1996               PRICE        DATE
-----------------------------------------------------------  -----------  -----------------------  -----------  -----------
Marvin I. Weinberger.......................................     150,000               22.7%           $14.00      4/29/05

Van Morris.................................................      91,200               13.8%           $11.50       2/8/05
                                                                 20,000                3.0%           $14.00      4/29/05

James T. Beattie...........................................      50,000                7.6%           $14.00      4/29/05

Ronald A. Berg.............................................      50,000                7.6%           $14.00      4/29/05

------------------------

(1) The options, some of which were granted under the Company's 1994 Omnibus Stock Option Plan and some of which were granted under the Company's 1996 Equity Compensation Plan, have a term of nine years, subject to earlier termination in certain events related to the termination of employment. The options vest in four equal annual installments commencing on the first anniversary of the date of grant. If a "change of control" (as defined in each of the plans) were to occur, these options would become immediately exercisable in full.

    The following table summarizes option exercises during 1996 and the value of vested and unvested options for the Named Executive Officers at December 31, 1996. Year-end values are based upon a price of $3.75 per share, which was the closing market price of a share of the Company's Class A Common Stock on December 31, 1996.

    AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

                                                                                NUMBER OF
                                                                                SECURITIES
                                                                          UNDERLYING UNEXERCISED
                                                                          OPTIONS AT DECEMBER 31,       VALUE OF UNEXERCISED
                                                                                  1996               IN-THE-MONEY OPTIONS AT
                                                                        --------------------------      DECEMBER 31, 1996
                                    SHARES ACQUIRED                                                 --------------------------
NAME                                  ON EXERCISE       VALUE REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  ---------------     --------------  -----------  -------------  -----------  -------------
Marvin I. Weinberger..............        --                   --        37,500        112,500          --            --
Van Morris........................        --                   --        38,000        225,200          --            --
James T. Beattie..................        --                   --        19,500         81,500        21,450        21,450
Ronald A. Berg....................        --                   --        22,625         77,375        31,632        31,632

    The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

EMPLOYMENT AGREEMENTS

    As of January 1, 1993, Marvin I. Weinberger and Joshua M. Kopelman each entered into employment agreements with the Company that provided for base salaries of $90,000 and $35,000, respectively, which salaries may be increased as determined by the board of directors and are currently $140,000 and $97,000, respectively. Each employment agreement is for a five-year term, but is automatically renewed at the end of each year so that the term of each agreement never has less than four years remaining. The Company is also required to create annual bonus plans for each of these employees, and the bonus plan for Mr. Weinberger must be reasonably acceptable to him. These bonus plans have not yet been established by the Company.

    The board of directors may terminate either employment agreement at any time, whether or not for cause; however, if either employee is terminated without cause or terminates his employment for "good reason" (as defined in the agreement) after a "change of control" of the Company (also as defined in the agreement), such employee will be paid his average aggregate annual compensation calculated over the five year period preceding the date of termination multiplied by 2.99. If either employee is terminated by the Company other than for cause or terminates his employment for "good reason" without regard to a "change of control," the Company will pay such employee an amount equal to the product of such employee's current annual base salary in effect as of the date of termination multiplied by the number of years remaining in the term of employment and will continue without cost to the employee all medical, dental, life insurance and other benefits until the employee reaches age 70. There are no non-compete or similar provisions applicable to periods after termination of employment.

    As of September 5, 1995, Van Morris entered into an employment agreement with the Company that provides for a current base salary of $150,000, which salary will be subject to review at least annually. In connection with his employment agreement, the Company agreed to grant Mr. Morris an aggregate of 152,000 options to purchase Class A Common Stock. Mr. Morris' employment agreement is at-will, with limited non-compete provisions applicable for up to one year after certain terminations, as long as the Company continues certain salary payments during the period. However, if the Company terminates Mr. Morris without cause, the Company is required to pay Mr. Morris as severance a lump sum equal to his annual salary within 30 days of termination. Such payment is conditioned on the Company's receiving a general release from Mr. Morris. The Company's obligations to pay Mr. Morris will terminate upon Mr. Morris' obtaining other employment or other full-time consulting work.

    On January 21, 1994 and April 14, 1994, respectively, the Company entered into employment agreements with Ronald A. Berg and James T. Beattie that provided for base salaries of $75,000 and $105,000, respectively, which salaries are subject to review at least annually and are currently $95,000 and $130,000, respectively. The agreements were each amended on November 4, 1996. Each agreement is at-will, with limited non-compete provisions applicable for up to one year after certain terminations, with the non-compete provisions in some cases being contingent upon the Company's continuing to make certain salary payments during the period. However, if the Company terminates Messrs. Berg or Beattie without cause, the Company is required to pay as severance a lump sum equal to such employee's annual salary within 30 days of termination. All such payments are contingent on the Company's receiving a general release from the employee.

                 INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

    Coopers & Lybrand L.L.P. has served as the Company's independent accountants since the Company's inception in November 1992 and has been selected to continue in that capacity in the coming year. The Company has requested that a representative of Coopers & Lybrand L.L.P. attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of shareholders.

                                 OTHER MATTERS

    The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the

Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to its officers, directors and ten-percent shareholders were satisfied.

               SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1998 annual meeting, such proposals must be received by the Company no later than December 30, 1997. Proposals should be directed to the attention of the Secretary of the Company.

                                           By order of the board of directors,

                                           Joshua M. Kopelman
                                           Secretary

April 29, 1997

                                                                    EXHIBIT A

                               INFONAUTICS, INC.
                              AMENDED AND RESTATED
                         1996 EQUITY COMPENSATION PLAN

                    Amended and Restated as of April 1, 1997

    The purpose of the Infonautics, Inc. Amended and Restated 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated officers (including officers who are also directors) and other employees of Infonautics, Inc. (the "Company") and its subsidiaries, (ii) non-employee members of the board of directors of the Company (the "Board"), and (iii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1. ADMINISTRATION

    The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.

    The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

    The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. GRANTS

    Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular section of the Plan need not be uniform as among the grantees.

3. SHARES SUBJECT TO THE PLAN

    (a) Subject to the adjustment specified below, the aggregate number of shares of Class A Common Stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 1,000,000 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 250,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options granted under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

    (b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. For purposes of this Section 3(b), "shares of Company Stock" and "shares" include referenced shares with respect to SARs or, to the extent applicable, performance units. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

4. ELIGIBILITY FOR PARTICIPATION

    All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. All members of the Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") shall be eligible only to receive nonqualified stock options pursuant to Section 6. Any independent contractors or consultants who perform valuable services to the Company or any of its subsidiaries ("Consultants") shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options. The Committee shall select the Employees and Consultants to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. (Employees and Consultants who receive Grants under this Plan shall hereinafter be referred to as "Grantees".)

    Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5. GRANTING OF OPTIONS

    (a) NUMBER OF SHARES. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options.

    (b) TYPE OF OPTION AND PRICE. The Committee may grant options intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein; provided, however, that Consultants shall not be eligible to receive Incentive Stock Options.

    The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Company Stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted.

    If the Company Stock is traded in a public market, then the "Fair Market Value" per share shall be, if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "ask" quotations as set forth above, the "Fair Market Value" per share shall be as determined by the Committee.

    (c) OPTION TERM. The Committee shall determine the term of each Stock Option. The term of any Stock Option shall not exceed ten years from the date of grant.

    (d) EXERCISABILITY OF OPTIONS. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of
Section 11.

    (e) MANNER OF EXERCISE. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee and the aforementioned delivery instructions to any Designated Broker.

    (f) TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

    (i) In the event that a Grantee ceases to be an Employee or a Consultant, as the case may be, of the Company for any reason other than a "disability", death, or "termination for cause", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be an Employee or Consultant of the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Consultant of the Company shall terminate as of such date.

    (ii) In the event the Grantee ceases to be an Employee or Consultant of the Company on account of a "termination for cause" by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be an Employee or Consultant of the Company.

    (iii) In the event the Grantee ceases to be an Employee or Consultant of the Company because the Grantee is "disabled", any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an Employee or Consultant of the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Consultant shall terminate as of such date.

    (iv) In the event of the death of the Grantee while the Grantee is an Employee or Consultant of the Company or within not more than 90 days of the date on which the Grantee ceases to be an Employee or Consultant of the Company on account of a termination of employment specified in Section 5(f)(i) of the Plan (or within such other period of time as may be specified in the Grant Instrument), any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year of the date on which the Grantee ceases to be an employee of the Company (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the option term. Any of the Grantee's Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be an Employee or Consultant shall terminate as of such date.

    (v) For purposes of this Section 5(f), the term "Company" shall include the Company's subsidiaries and the following terms shall be defined as follows: (A) "disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code and (B) "termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Instrument, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price.

    (g) SATISFACTION OF OPTION PRICE. The Grantee shall pay the option price specified in the Grant Instrument in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

    (h) ELECTION TO WITHHOLD SHARES. Grantees may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee.

    (i) LIMITS ON INCENTIVE STOCK OPTIONS. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" within the meaning of section 424(f) of the Code. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company within the meaning of section 424(e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

6. FORMULA OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

    A Non-Employee Director shall be entitled to receive Nonqualified Stock Options in accordance with this Section 6.

    (a) INITIAL GRANT. Each Non-Employee Director who is a member of the Board on the effective date of this Plan (as specified in Section 20) will receive a grant of a Nonqualified Stock Option to purchase 10,000 shares of Company Stock as of such date. Each Non-Employee Director who first becomes a member of the Board after the effective date of this Plan (as specified in Section 20), will receive a grant of a Nonqualified Stock Option to purchase 10,000 shares immediately upon the date he or she becomes a member of the Board.

    (b) ANNUAL GRANTS. On each date that the Company holds its annual meeting of shareholders, commencing with the 1996 calendar year, each Non-Employee Director in office both immediately before and after the annual election of directors will receive a grant of a Nonqualified Stock Option to purchase 2,500 shares of Company Stock. The date of grant of such annual Grants shall be the date of such annual meeting of shareholders.

    (c) OPTION PRICE. The purchase price per share of Company Stock subject to a Stock Option granted under this Section 6 shall be equal to the Fair Market Value of a share of Company Stock on the date of grant; provided that the purchase price for the initial grant provided in Section 6(a) hereof to Non-Employee Directors who are members of the Board on the effective date of the Plan (as specified in Section 20) shall be equal to the initial public offering price of Company Stock.

    (d) OPTION TERM. The term of each Stock Option granted pursuant to this
Section 6 shall be five years.

    (e) EXERCISABILITY. Options granted under this Section 6 shall be fully and immediately exercisable upon the date of grant.

    (f) ADMINISTRATION. The provisions of this Section 6 are intended to operate automatically and not require administration. However, to the extent that administrative determinations are required, the provisions of this Section 6 shall be made by the members of the Board who are not eligible to receive grants under this Section 6, but in no event shall such determinations affect the eligibility of Grantees, the determination of the exercise price, the timing of the grants or the number of shares subject to Stock Options granted hereunder.

    (g) APPLICABILITY OF PLAN PROVISIONS. Except as otherwise provided in, and not inconsistent with, this Section 6, the Nonqualified Stock Options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options granted to other persons.

7. RESTRICTED STOCK GRANTS

    The Committee may issue or transfer shares of Company Stock to an Employee under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock
Grants:

    (a) GENERAL REQUIREMENTS. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

    (b) NUMBER OF SHARES. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

    (c) TERMINATION OF EMPLOYMENT OR SERVICES. If the Grantee's employment or service with the Company terminates during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

    (d) RESTRICTIONS ON TRANSFER AND LEGEND ON STOCK CERTIFICATE. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Section 10. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

    (e) RIGHT TO VOTE AND TO RECEIVE DIVIDENDS. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends paid on such shares, subject to such restrictions as the Committee deems appropriate.

    (f) LAPSE OF RESTRICTIONS. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control, unless the Committee determines otherwise.

    (g) ELECTION TO WITHHOLD SHARES. Grantees may make an election to satisfy the Company's income tax withholding obligation with respect to a Restricted Stock Grant by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee.

8. STOCK APPRECIATION RIGHTS

    (a) GENERAL REQUIREMENTS. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable.

    (b) NUMBER OF SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

    (c) VALUE OF SARs. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the difference between the base price of the SAR as described in subsection (a) and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

    (d) FORM OF PAYMENT. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Common Stock, which for purposes of calculating the number of shares of Company Stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee's election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

9. PERFORMANCE UNITS

    (a) GENERAL REQUIREMENTS. The Committee may grant performance units ("Performance Units") to any Grantee. Each Performance Unit shall represent the right of a Grantee to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of grant.

    (b) PERFORMANCE PERIOD. At the time of grant of each Performance Unit, the Committee shall establish a performance period during which performance shall be measured ("Performance Period"). There may be more than one grant in existence at any one time, and Performance Periods may differ.

    (c) PERFORMANCE GOALS. Prior to the beginning of a Performance Period, the Committee shall establish in writing performance goals for the Company and its various operating units ("Performance Goals"). The Performance Goals will be comprised of specified annual levels of one or more performance criteria as the Committee may deem appropriate such as: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, cash return on assets, shareholder return, or return on capital. The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards of Performance Units may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies, meets or exceeds an objective target established by the Committee.

    (d) PERFORMANCE MEASURES. Performance Units shall be granted to a Grantee contingent upon the attainment of Performance Goals in accordance with Section 9(c).

    (e) PERFORMANCE UNIT VALUE. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the of the grant. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the Committee's discretion, be equal to the Fair Market Value of a share of Company Stock.

    (f) GRANT CRITERIA. In determining the number of Performance Units to be granted to any Grantee, the Committee shall take into account the Grantee's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

    (g) ANNOUNCEMENT OF GRANTS. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period and the filing of its Form 10-K, normally within 90 days following the end of such Performance Period.

    (h) PAYMENT. Following the end of a Performance Period, a Grantee holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee. Payment of Performance Units shall be made in cash, except that, in the discretion of the Committee, Performance Units which are measured using Company Stock may be paid in shares of Company Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

    (i) TERMINATION OF EMPLOYMENT OR SERVICES AND CHANGE IN CONTROL.

             (i) A Performance Unit Grant shall terminate for all purposes if the Grantee does not remain continuously in the employ or service of the Company at all times during the applicable Performance Period, except as may otherwise be determined by the Committee, provided that in the event the Grantee terminates employment with the Company within 12 months following a Change of Control, a percentage of the Performance Unit payments, if any, for the full Performance Period in which the Grantee so terminates equal to the percentage of the Performance Period during which the Grantee was in the employ or service of the Company and all amounts for the prior Performance Period, if not then distributed, shall be distributed to such Grantee in a lump sum.

             (ii) In the event that a Grantee holding a Performance Unit terminates employment with or ceases to provide services to the Company following the end of the applicable Performance Period, but prior to full payment according to the terms of the Performance Unit award, payment shall be made in accordance with the terms established by the Committee for the payment of such Performance Unit.

10. TRANSFERABILITY OF GRANTS

    Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder . When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer"), provided that the Grantee receives no consideration for a Family Transfer and the Grant Instruments relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

11. CHANGE OF CONTROL OF THE COMPANY

    As used herein, a "Change of Control" shall be deemed to have occurred if:

        (a) A liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company's assets occurs;

        (b) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection 11(b), a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or Marvin I. Weinberger, any affiliate of Marvin I. Weinberger or any holders of the Class B Common Stock of the Company;

        (c) If at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

        (d) The Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation).

12. CONSEQUENCES OF A CHANGE OF CONTROL

    (a) NOTICE.

        (i) If a Change of Control described in Section 11(a), (b) or (d) will occur, then, not later than 10 days after the approval by the shareholders of the Company (or approval by the Board, if shareholder action is not required) of such Change of Control, the Company shall give each Grantee with any outstanding Stock Options or SARs written notice of such proposed Change of Control.

        (ii) If a Change of Control described in Section 11(b) may occur without approval by the shareholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 11(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options or SARs written notice of the Change of Control.

    (b) ELECTION PERIOD. In connection with the Change of Control and effective only upon such Change of Control, each Grantee shall thereupon have the right, within 90 days after such written notice is sent by the Company (the "Election Period"), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options or SARs (whether the right to exercise such Stock Options or SARs has then accrued or the right to exercise such Stock Options or SARs will accrue or has accrued upon the Change of Control).

    (c) ELECTION RIGHT. During the Election Period, each Grantee shall have the right to elect to exercise in full any installments of such Stock Options or SARs not previously exercised.

    (d) TERMINATION OF STOCK OPTIONS. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee's Stock Options or SARs shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option or SAR will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Stock Option occurs under circumstances which are not deemed a modification of the Stock Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

    (e) ACCOUNTING AND TAX LIMITATIONS. Notwithstanding the foregoing,

        (i) if the right described in Subsection (c) in connection with SARs would make the applicable Change of Control ineligible for pooling of interests accounting treatment or make such Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c) in substitution for the cash, and

       (ii) if the termination of the Stock Options described in Subsection
(d) would make the applicable Change of Control ineligible for pooling of interests accounting treatment and, but for such provision, the Change of Control would otherwise qualify for such treatment, each affected Grantee shall receive a replacement or substitute stock option issued by the surviving or acquiring corporation.

13. AMENDMENT AND TERMINATION OF THE PLAN

    (a) AMENDMENT. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

    (b) TERMINATION OF PLAN. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

    (c) TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 21(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 21(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

    (d) GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. FUNDING OF THE PLAN

    This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. RIGHTS OF PARTICIPANTS

    Except as provided in Section 6, nothing in this Plan shall entitle any Employee, Consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16. NO FRACTIONAL SHARES

    No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. WITHHOLDING OF TAXES

    The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants, or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.

18. REQUIREMENTS FOR ISSUANCE OF SHARES

    No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

19. HEADINGS

    Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

20. EFFECTIVE DATE OF THE PLAN.

    This Plan became effective upon consummation of the initial public offering of the Company Stock. The amendment and restatement of the Plan shall be effective as of April 1, 1997, subject to shareholder approval.

21. MISCELLANEOUS

    (a) SUBSTITUTE GRANTS. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

    (b) COMPLIANCE WITH LAW. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

    (c) OWNERSHIP OF STOCK. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

    (d) GOVERNING LAW. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

To Fellow Infonautics, Inc. Shareholders:

Here is your 1997 Infonautics, Inc. proxy card. Please read both sides of the card and mark, sign, and date it. Then detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the Annual Meeting of Shareholders on Thursday, May 29, 1997, at 10:00a.m. at the Valley Forge Marriott Suites in Wayne, Pennsylvania.

Your continuing interest in Infonautics, Inc. is appreciated.

Thank you in advance for voting.




Joshua M. Kopelman
Secretary

                                      PROXY
                                 INFONAUTICS, INC.
                          900 West Valley Road, Suite 1000
                            Wayne, Pennsylvania  19087
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints JOSHUA M. KOPELMAN and VAN MORRIS, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the

Annual Meeting of Shareholders of Infonautics, Inc. (the "Company") to be

held May 29, 1997, and any adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

(Continued and to be signed on reverse side.)

                        Please Detach and Mail in the Envelope Provided

A / x / Please mark your
        votes as in this
        example


                   FOR   WITHHELD                                                                          FOR   AGAINST  ABSTAIN
 1. Election of  /   /   /   /     Nominees: Marvin I. Weinberger   2. Approval and Adoption of the       /   /   /   /    /   /
    Directors                                Israel J. Melman          Company's Amended and Restated
                                             Howard L. Morgan          1996 Equity Compenstation Plan.
For, except vote witheld from the            Lloyd N. Morrisett
following nominee(s)                         Barry Rubenstein       3. In their discretion, the Proxy Agents are authorized
                                             Lester D. Wunderman       to vote upon such other business as may properly
                                             Michael Zisman            come before the meeting.
--------------------------------
                                                                    This proxy when properly executed will be voted in the
                                                                    manner directed herein by the undersigned shareholder.
                                                                    If no direction is made, this proxy will be voted FOR
                                                                    all nominees for election as the directors and FOR
                                                                    proposal number 2. The undersigned hereby acknowledges
                                                                    receipt of the Notice of the Annual Meeting of
                                                                    Shareholders and the related Proxy Statement.

                                                                    PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY
                                                                    RETURN IT USING THE ENCLOSED ENVELOPE.



SIGNATURE(S)----------------------------------------------------- DATE-------------------- 1997
NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
